UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2024
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)
(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 1, 2024, GSE Systems, Inc., a Delaware corporation (the “Company”) held it’s annual meeting of stockholders (the “Meeting”). Present at the Meeting in person or by proxy were holders of 1,912,577 shares of common stock of the Company, representing 55.86% of the voting power of the common stock of the Company issued and outstanding and entitled to vote as of the close of business on May 29, 2024, the record date for the Meeting, and constituting a quorum for the transaction of business.

At the Meeting, the following matters were voted upon and the following reflects the final voting results:

Proposal	For	Against	Withheld	Broker Non-Votes

1) Election of Director for a 3-year term expiring 2027
(a) Ravi Khanna	1,323,564	--	40,200	548,813

	For	Against	Abstain	Broker Non-Votes
2) Non-binding resolution to approve Company's named executive compensation	1,187,836	158,527	17,401	548,813

3) Ratify the appointment of FORVIS, LLP, as the Company's independent registered public accounting firm for the year ending December 31, 2024	1,869,500	42,080	997	--

4) Approval of the Company’s 1995 Long-Term Incentive Plan	1,177,682	175,671	10,411	548,813

5) Approval of issuance of certain shares of common stock to former CEO	1,249,687	90,745	23,332	548,813

6) Approval of a resolution authorizing the issuance of Company common stock in an amount exceeding 20% of the outstanding shares of the Company’s common stock to Lind Global Fund II, LP	1,015,547	119,412	228,805	548,813

Item 8.01.	Other Events

The Company has informed Lind Global Fund II, LP that it intends to make the July 2024 payment on that certain Senior Convertible Promissory Note, dated June 23, 2023, in shares of Company common stock rather than cash. The Company will evaluate whether to make future payments on the Note in shares of Company common stock or cash based upon a variety of factors including, but not limited to, the cash position of the Company and the market price of the Company common stock. The Company currently intends to make all third quarter payments on the Note in shares of Company common stock but will reevaluate that position on a month-to-month basis.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made these forward-looking statements in reliance on the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “at that time,” “expects,” “intends,” “may,” “remain,” “seeking,” “will,” “would,” or the negative of these terms and other similar terminology. Such forward-looking statements are predictions and projections about future events based on the Company’s current expectations, objectives, and intentions and are premised on current assumptions. Actual outcomes could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: market conditions and their impact on the Company’s trading price on the Nasdaq Capital Market; our ability to manage performance and collect on our accounts receivable; recognition of contract milestones; delays in the contract procurement process of the award of contracts or our ability to win contracts; changes in procurement rules, regulations and practices; and other important factors discussed in Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on April 2, 2024 (its Annual Report) and its subsequent reports on Forms 10-Q and 8-K filed with the SEC. Any forward-looking statements made by the Company in this Current Report on Form 8-K are based only on currently available information and speak only as of the date of this report. Except as otherwise required by securities and other applicable laws, the Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Emmett Pepe
Emmett Pepe
Chief Financial Officer
July 2, 2024